UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

BIOCERES CROP SOLUTIONS CORP.

(Exact name of Registrant as specified in Its Charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Ocampo 210 bis, Predio CCT, Rosario Province of Santa Fe, Argentina (Address of principal executive office)	Not Applicable (Zip Code)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Bioceres Crop Solutions Corp. (the “Company”) with the U.S. Securities and Exchange Commission in connection with the transfer of the listing of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), from NYSE American LLC to The Nasdaq Global Select Market. The Company expects that the listing and trading of the Ordinary Shares on NYSE American LLC will cease at the close of trading on April 26, 2021, and that the listing and trading of the Ordinary Shares will commence on The Nasdaq Global Select Market on April 27, 2021.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Ordinary Shares. The description of the Ordinary Shares contained in the section entitled “Description of Share Capital” in the prospectus included in the Company’s Registration Statement on Form F-3 (File No. 333-249770) initially filed with the Securities and Exchange Commission on October 30, 2020 (the “Registration Statement”), is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOCERES CROP SOLUTIONS CORP.

Date: April 26, 2021	By:	/s/ Federico Trucco
Federico Trucco
Chief Executive Officer

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